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                                                                    Exhibit 23.2
                       Consent of Independent Accountants

                   [Letterhead of PricewaterhouseCoopers LLP]



We hereby consent to th incorporation by reference in this registration statement on Form S-3 of our report dates March 1, 2000 relating to the financial statements and financial statement schedules, which appears in NexMed, Inc.'s Annual Report on Form 10-KSB for the yer ended December 31, 1999. We also consent to the reference to us under the heading ``Experts'' in such Registration Statement.



/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York

September 28, 2000